UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES PURSUANT TO
SECTION 12(b) OR (g) OF THE SECURITIES EXCHANGE ACT OF 1934

COLLABORATIVE INVESTMENT SERIES TRUST

(Exact name of registrant as specified in its charter)

Delaware	See below
(State of incorporation or organization)	(I.R.S. Employer Identification No.)

500 Damonte Ranch, Parkway Building 700,
Unit 700, Reno, NV	89521
(Address of principal executive offices)	(Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class	Name of each exchange on which
to be so registered	each class is to be registered	I.R.S. Employer Identification No.
Shares of beneficial interest, no par value, of:	CBOE BZX Exchange, Inc.	92-0953027
Mohr Sector Navigator ET

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box. ☐

Securities Act registration statement file number to which this form relates: 333-221072

Securities to be registered pursuant to Section 12(g) of the Act: None

INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 1. Description of Registrant’s Securities to be Registered.

A description of the shares of beneficial interest, no par value, of Mohr Sector Navigator ETF, a series of Collaborative Investment Series Trust (the “Registrant”), is incorporated herein by reference to Post-Effective Amendment No. 137 to the Registrant’s registration statement on Form N-1A, filed with the Securities and Exchange Commission on December 30, 2022. Any form of supplement to the registration statement that is subsequently filed is hereby also incorporated by reference herein.

Item 2. Exhibits.

1.	Registrant’s Certificate of Trust, incorporated herein by reference to Exhibit (a)(1) to the Registrant’s Registration Statement on Form N-1A, as filed with the Securities and Exchange Commission on October 23, 2017.

2.	Registrant’s Agreement and Declaration of Trust, incorporated herein by reference to Exhibit (a)(2) to the Registrant’s Registration Statement on Form N-1A, as filed with the Securities and Exchange Commission on October 23, 2017.

3.	Registrant’s By-Laws, incorporated herein by reference to Exhibit (b) to the Registrant’s Registration Statement on Form N-1A, as filed with the Securities and Exchange Commission on October 23, 2017.

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SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement on Form 8-A to be signed on its behalf by the undersigned, thereto duly authorized in the City of Incline Village and the State of Nevada, on the 6th day of January 2023.

Collaborative Investment Series Trust
(Registrant)

By:	/s/ Gregory Skidmore
Name:	Gregory Skidmore
Title:	President of the Trust